Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED JANUARY 31, 2010

Minot, ND – March 12, 2010 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter and year-to-date ended January 31, 2010.

During the three month period ended January 31, 2010, IRET’s revenues decreased from the year-earlier period, while for the nine month period ended January 31, 2010, revenues increased from the nine month period ended January 31, 2009.  Funds From Operations (FFO)1 decreased for the three and nine month periods ended January 31, 2010 compared to the same periods of the prior fiscal year, overall and on a per share and unit basis.  Net income declined from the year-earlier periods, primarily attributable to increased vacancy in all segments and in particular our multi-family residential segment, impairment of real estate investment and an increase in depreciation, interest expense and real estate expenses in the three and nine month periods ended January 31, 2010 compared to the three and nine month periods ended January 31, 2009.

For the three month period ended January 31, 2010, as compared to the same period of the prior fiscal year:

•	Revenues decreased to $60.1 million from $60.9 million.

•
FFO decreased to $14.7 million on approximately 94,516,000 weighted average shares and units outstanding, from $15.5 million on approximately 80,038,000 weighted average shares and units outstanding ($.16 per share and unit compared to $.19 share and unit).

•	Net (Loss) Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $(141,000), compared to $785,000.

For the nine month period ended January 31, 2010, as compared to the same period of the prior fiscal year:

•	Revenues increased to $180.5 million from $179.4 million.

•
FFO decreased to $45.7 million on approximately 88,284,000 weighted average shares and units outstanding, from $48.0 million on approximately 79,642,000 weighted average shares and units outstanding ($.52 per share and unit compared to $.60 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $975,000, compared to $4.5 million.

Total expenses increased by $2.2 million, or 3.8%, in the three months ended January 31, 2010 compared to the three months ended January 31, 2009, from $59.4 million to $61.7 million. Total expenses increased by $7.3 million, or 4.2%, from $172.3 million to $179.6 million, for the nine month period ended January 31, 2010 compared to the same period of the prior fiscal year.

______________________________
1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains/losses from sales of property plus real estate depreciation and amortization.  FFO is a non-GAAP measure.  We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately 4.6%, or $1.6 million, during the three month period ended January 31, 2010, compared to the same period one year ago, while NOI from all properties increased 2.1%, or $746,000.  NOI from stabilized properties decreased in all of our segments except commercial medical, which increased 4.8%. NOI from all properties decreased in all of our segments except multi-family residential and commercial medical, which increased 8.7% and 9.3% respectively. During the nine month period ended January 31, 2010 compared to the same period one year ago, NOI from stabilized properties decreased in all of our segments except commercial office and medical, which increased 0.4% and 4.2% respectively. NOI from all properties increased in all of our segments except commercial industrial and retail which decreased 4.8% and 7.6% respectively.

Economic occupancy4 levels on a stabilized property basis and all property basis decreased in all of our five reportable segments during the three and nine months ended January 31, 2010, compared to the three and nine months ended January 31, 2009.  Economic occupancy rates on a stabilized property and all-property basis for the three and nine months ended January 31, 2010, as compared to the three and nine months ended January 31, 2009, were as follows:

Economic Occupancy Levels on a Stabilized Property and All Property Basis:
	Stabilized Properties(a)		All Properties
	Three Months Ended January 31,		Three Months Ended January 31,
Segments	2010	2009	2010	2009
Multi-Family Residential	90.4%	94.4%	90.4%	94.2%
Commercial Office	86.9%	88.8%	86.0%	88.8%
Commercial Medical	94.4%	95.7%	94.3%	95.0%
Commercial Industrial	85.3%	99.1%	86.1%	99.1%
Commercial Retail	83.8%	87.4%	83.8%	87.4%

	Stabilized Properties(a)		All Properties
	Nine Months Ended January 31,		Nine Months Ended January 31,
Segments	2010	2009	2010	2009
Multi-Family Residential	91.1%	94.0%	91.0%	93.8%
Commercial Office	87.9%	88.9%	87.1%	88.9%
Commercial Medical	94.0%	96.1%	93.8%	95.7%
Commercial Industrial	87.5%	97.7%	88.1%	97.7%
Commercial Retail	85.5%	87.6%	85.5%	87.6%
a.	For Three and Nine Months Ended January 31, 2010, stabilized properties excluded:
Multi-Family Residential -
Minot 4th Street Apartments, Minot, ND; Minot 11th Street Apartments, Minot, ND; Minot Fairmont Apartments, Minot, ND; Minot Westridge Apartments, Minot, ND; Thomasbrook Apartments, Lincoln, NE; Evergreen Apartments, Isanti, MN; 401 South Main, Minot, ND and IRET Corporate Plaza, Minot, ND.
Total number of units, 433. Occupancy % for the three and nine months ended January 31, 2010, 88.8% and 89.5%, respectively.

Commercial Office -
Bismarck 715 E Broadway, Bismarck, ND; 401 South Main, Minot, ND; IRET Corporate Plaza, Minot, ND, 12 South Main Street, Minot, ND and Minot 2505 16th St SW, Minot, ND.
Total square footage, 87,810. Occupancy % for the three and nine months ended January 31, 2010, 23.5% and 16.7%, respectively.

Commercial Medical -
2828 Chicago Avenue, Minneapolis, MN; Casper 1930 E 12th Street (Park Place), Casper, WY; Casper 3955 E 12th Street (Meadow Wind), Casper, WY; Cheyenne 4010 N College Drive (Aspen Wind), Cheyenne, WY; Cheyenne 4060 N College Drive (Sierra Hills), Cheyenne, WY and Laramie 1072 N 22nd Street (Spring Wind), Laramie, WY.
Total square footage, 294,238. Occupancy % for the three and nine months ended January 31, 2010, 93.9% and 91.3%, respectively.

Commercial Industrial -
Minnetonka 13600 County Road 62, Minnetonka, MN and Clive 2075 NW 94th St., Clive, IA.
Total square footage, 112,494. Occupancy % for the three and nine months ended January 31, 2010, 100% and 100.0%, respectively.

For Three and Nine Months ended January 31, 2009, stabilized properties excluded:
Multi-Family Residential -
Minot 4th Street Apartments, Minot, ND; Minot 11th Street Apartments, Minot, ND; Minot Fairmont Apartments, Minot, ND; Minot Westridge Apartments, Minot, ND, Thomasbrook Apartments, Lincoln, NE; Evergreen Apartments, Isanti, MN and 401 South Main, Minot, ND and IRET Corporate Plaza, Minot, ND.
Total number of units, 409. Occupancy % for the three and nine months ended January 31, 2009, 86.7% and 88.5%, respectively.

Commercial Office -
401 South Main, Minot, ND; Bismarck 715 E Broadway, Bismarck, ND and IRET Corporate Plaza, Minot, ND.
Total square footage, 76,835. Occupancy % for the three and nine months ended January 31, 2009, 100.0% and 100.0%, respectively.

Commercial Medical -	2828 Chicago Avenue, Minneapolis, MN. Total square footage, 56,239. Occupancy % for the three and nine months ended January 31, 2009, 73.3% and 70.9%, respectively.

Commercial Industrial -	Minnetonka 13600 County Road 62, Minnetonka, MN Total square footage, 69,984. Occupancy % for the three and nine months ended January 31, 2010, 100% and 100.0%, respectively.

______________________________
2
We measure the performance of our segments based on NOI, which we define as total revenues less property operating expenses and real estate taxes.  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared.  While results presented on a stabilized property basis are not determined in accordance with GAAP, management believes that measuring performance on a stabilized property basis is useful to investors and to management because it enables evaluation of how the Company’s properties are performing year over year.

4
Economic occupancy represents actual rental revenues recognized for the period indicated as a percentage of scheduled rental revenues for the period.  Percentage rents, tenant concessions, straightline adjustments and expense reimbursements are not considered in computing either actual revenues or scheduled rent revenues.

Acquisitions

During the third quarter of fiscal year 2010, on December 30, 2009, IRET acquired two limited liability companies that own and operate a portfolio of five assisted living facilities in three communities in Wyoming. The five facilities, located in Casper (two facilities), Cheyenne (two facilities) and Laramie (one facility), Wyoming, have a total of approximately 328 beds. IRET acquired 100% of the member interests in the owner and operator of these five facilities for a total purchase price of approximately $45.0 million. The Wyoming assisted living portfolio consists of the Meadow Wind and Park Place assisted living facilities in Casper, Wyoming; the Aspen Wind and Sierra Hills assisted living facilities in Cheyenne, Wyoming; and the Spring Wind assisted living facility in Laramie, Wyoming.  The acquisition price for the portfolio was funded with cash in the amount of approximately $8.5 million, and with the proceeds of a $36.5 million loan from First International Bank and Trust, Watford City, North Dakota. The First International loan has a term of six years, and an initial interest rate of 4.5%. The Company paid an origination fee of $36,500 for the loan, which is secured by mortgages on the Wyoming properties and by a corresponding deposit, restricted as to withdrawal, of $36.5 million, the amount of the loan. During the third quarter of fiscal year 2010, on November 13, 2009, the Company acquired an approximately 6.8 acre parcel of vacant land located in Fargo, North Dakota for a purchase price of approximately $395,000. The Company has agreed to construct a new facility on this property to be leased to a single tenant, with a target lease commencement date in July 2010. The Company estimates that its cost to construct the facility will be approximately $4.2 million, including the cost of the land, plus imputed construction interest. The Company had no development projects placed in service or material dispositions during the third quarter of fiscal year 2010.

During the second quarter of fiscal year 2010, IRET acquired two properties: on August 5, 2009, an approximately 42,180 square foot showroom/warehouse property located in a western suburb of Des Moines, Iowa, triple-net leased to a single tenant, for which the Company paid a total of approximately $3.4 million, a portion of which was paid in Units valued at a total of approximately $2.9 million, or $10.25 per unit, with the remainder paid in cash; and, on October 1, 2009, an approximately 15,000 square foot, 2-story office building on 1.5 acres located near IRET’s corporate headquarters building in Minot, North Dakota, for a total of $2.4 million, a portion of which the Company paid in Units valued at a total of approximately $90,000, with the remainder paid in cash.  IRET had no development projects placed in service or dispositions during the second quarter of fiscal year 2010.  During the first quarter of fiscal year 2010, IRET had no acquisitions, development projects placed in service or dispositions.

Shareholder Equity, Distributions and Capital Structure

In April 2009, IRET and IRET Properties entered into a continuous equity offering program sales agreement with Robert W. Baird & Co. Incorporated (Baird).  Pursuant to the Sales Agreement, IRET may offer and sell its common shares of beneficial interest, no par value, having an aggregate gross sales price of up to $50 million, from time to time through Baird as IRET's sales agent.  IRET has no obligation to sell any common shares under the program, and Baird is not required to sell any specific number or dollar amount of common shares, but has agreed to use its commercially reasonable efforts to sell the common shares as directed by IRET. IRET sold no shares under this program during the third quarter of fiscal year 2010.

On January 15, 2010, IRET paid a quarterly distribution of $0.1715 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 155th consecutive distribution at equal or increasing rates.  IRET also paid, on December 31, 2009, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of January 31, 2010, IRET had a total capitalization of $1.9 billion.  Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Monday, March 15, 2010 at 9:00 A.M. Central Daylight Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-800-860-2442

International Toll Free Number: 1-412-858-4600

A webcast and transcript of the call will be archived on the “Investors Presentations & Events” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of properties consisting of 77 multi-family residential properties with 9,669 apartment units; and 67 office properties, 54 medical properties (including senior housing), 19 industrial properties and 33 retail properties with a total of approximately 12.0 million square feet of leasable space.  IRET’s distributions have increased every year for 39 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRET and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2009 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	January 31, 2010	April 30, 2009
ASSETS
Real estate investments
Property owned	$1,793,995	$1,729,585
Less accumulated depreciation	(298,523)	(262,871)
	1,495,472	1,466,714
Development in progress	1,164	0
Unimproved land	5,987	5,701
Mortgage loans receivable, net of allowance of $3 and $3, respectively	159	160
Total real estate investments	1,502,782	1,472,575
Other assets
Cash and cash equivalents	47,790	33,244
Restricted cash	36,500	0
Marketable securities – available-for-sale	420	420
Receivable arising from straight-lining of rents, net of allowance of $900 and $842, respectively	17,102	16,012
Accounts receivable, net of allowance of $288 and $286, respectively	5,259	2,738
Real estate deposits	978	88
Prepaid and other assets	1,903	1,051
Intangible assets, net of accumulated amortization of $51,648 and $44,887, respectively	52,797	52,173
Tax, insurance, and other escrow	10,044	7,261
Property and equipment, net of accumulated depreciation of $843 and $957, respectively	1,332	1,015
Goodwill	1,392	1,392
Deferred charges and leasing costs, net of accumulated amortization of $13,072 and $11,010, respectively	17,637	17,122
TOTAL ASSETS	$1,695,936	$1,605,091

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$36,453	$32,773
Revolving lines of credit	6,579	5,500
Mortgages payable	1,091,945	1,070,158
Other	1,368	1,516
TOTAL LIABILITIES	1,136,345	1,109,947
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	1,765	1,737
EQUITY
Investors Real Estate Trust shareholders’ equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at January 31, 2010 and April 30, 2009, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 73,965,593 shares issued and outstanding at January 31, 2010, and 60,304,154 shares issued and outstanding at April 30, 2009)	569,439	461,648
Accumulated distributions in excess of net income	(189,340)	(155,956)
Total Investors Real Estate Trust shareholders’ equity	407,416	333,009
Noncontrolling interests – Operating Partnership (20,852,895 units at January 31, 2010 and 20,838,197 units at April 30, 2009)	139,448	148,199
Noncontrolling interests – consolidated real estate entities	10,962	12,199
Total equity	557,826	493,407
TOTAL LIABILITIES AND EQUITY	$1,695,936	$1,605,091

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and nine months ended January 31, 2010 and 2009

	Three Months Ended January 31		Nine Months Ended January 31
	(in thousands, except per share data)
	2010	2009	2010	2009
REVENUE
Real estate rentals	$49,161	$49,061	$146,783	$145,575
Tenant reimbursement	10,969	11,873	33,764	33,778
TOTAL REVENUE	60,130	60,934	180,547	179,353
EXPENSES
Interest	17,447	17,341	52,048	51,307
Depreciation/amortization related to real estate investments	14,486	14,023	42,986	40,821
Utilities	4,577	4,961	13,123	14,002
Maintenance	7,584	7,672	21,407	21,256
Real estate taxes	7,868	7,549	23,763	22,406
Insurance	982	734	2,910	2,238
Property management expenses	4,998	4,983	13,707	13,754
Administrative expenses	1,683	1,213	4,404	3,569
Advisory and trustee services	107	123	371	337
Other expenses	536	313	1,468	1,157
Amortization related to non-real estate investments	592	527	1,716	1,455
Impairment of real estate investments	818	0	1,678	0
TOTAL EXPENSES	61,678	59,439	179,581	172,302
Gain on involuntary conversion	1,660	0	1,660	0
Interest income	140	123	268	556
Other income	112	29	239	132
Income before gain on sale of other investments	364	1,647	3,133	7,739
Gain on sale of other investments	0	0	0	54
NET INCOME	364	1,647	3,133	7,793
Net loss (income) attributable to noncontrolling interests – Operating Partnership	39	(284)	(381)	(1,631)
Net loss attributable to noncontrolling interests – consolidated real estate entities	49	15	2	97
Net income attributable to Investors Real Estate Trust	452	1,378	2,754	6,259
Dividends to preferred shareholders	(593)	(593)	(1,779)	(1,779)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(141)	$785	$975	$4,480
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.00	$.02	$.02	$.08

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and nine months ended January 31, 2010 and 2009

	(in thousands, except per share amounts)
Three Months Ended January 31,	2010			2009
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$452			$1,378
Less dividends to preferred shareholders	(593)			(593)
Net (loss) income available to common shareholders	(141)	73,607	$.00	785	58,832	$.02
Adjustments:
Noncontrolling interest – Operating Partnership	(39)	20,909		284	21,206
Depreciation and amortization(1)	14,865			14,454
Funds from operations applicable to common shares and Units	$14,685	94,516	$.16	15,523	80,038	$.19

	(in thousands, except per share amounts)
Nine Months Ended January 31,	2010			2009
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$2,754			6,259
Less dividends to preferred shareholders	(1,779)			(1,779)
Net income available to common shareholders	975	67,375	$.02	4,480	58,373	$.08
Adjustments:
Noncontrolling interest – Operating Partnership	381	20,909		1,631	21,269
Depreciation and amortization(4)	44,390			41,935
Gain on depreciable property sales	0			(54)
Funds from operations applicable to common shares and Units(5)	$45,746	88,284	$.52	47,992	79,642	$.60

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $15,078 and $14,550, less corporate-related depreciation and amortization on office equipment and other assets of $213 and $96, for the three months ended January 31, 2010 and 2009, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $44,702 and $42,276, less corporate-related depreciation and  amortization on office equipment and other assets of $312 and $341, for the nine months ended January 31, 2010 and 2009, respectively.

(5)
In accordance with SEC and NAREIT guidance, IRET does not exclude impairment write-downs from FFO (that is, impairment charges are not added back to GAAP net income in calculating FFO).  IRET recorded impairment charges of $818 and $1,678 for the three and nine month periods ended January 31, 2010, respectively.  If these impairment charges are excluded from the Company’s calculation of FFO, the Company’s FFO per share and unit would increase by $.01 and $.02 respectively for the three and nine month periods ended January 31, 2010, to $.17 and $.54, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended January 31, 2010 and 2009

	(in thousands)
Three Months Ended January 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$19,060	$20,303	$14,223	$3,230	$3,314	$60,130
Real estate expenses	9,860	9,233	4,481	1,073	1,362	26,009
Gain on involuntary conversion	1,660	0	0	0	0	1,660
Net operating income	$10,860	$11,070	$9,742	$2,157	$1,952	35,781
Interest						(17,447)
Depreciation/amortization						(15,078)
Administrative, advisory and trustee fees						(1,790)
Other expenses						(536)
Impairment of real estate investment						(818)
Other income						252
Net income						$364

	(in thousands)
Three Months Ended January 31, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$19,394	$20,793	$13,346	$3,429	$3,972	$60,934
Real estate expenses	9,406	9,548	4,435	885	1,625	25,899
Net operating income	$9,988	$11,245	$8,911	$2,544	$2,347	35,035
Interest						(17,341)
Depreciation/amortization						(14,550)
Administrative, advisory and trustee fees						(1,336)
Other expenses						(313)
Other income						152
Net income						$1,647

	(in thousands)
Nine Months Ended January 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$57,399	$61,952	$41,172	$9,964	$10,060	$180,547
Real estate expenses	28,233	27,766	12,135	3,226	3,550	74,910
Gain on involuntary conversion	1,660	0	0	0	0	1,660
Net operating income	$30,826	$34,186	$29,037	$6,738	$6,510	107,297
Interest						(52,048)
Depreciation/amortization						(44,702)
Administrative, advisory and trustee fees						(4,775)
Other expenses						(1,468)
Impairment of real estate investment						(1,678)
Other income						507
Net income						$3,133

	(in thousands)
Nine Months Ended January 31, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$57,397	$62,321	$39,172	$9,500	$10,963	$179,353
Real estate expenses	27,060	28,194	12,061	2,420	3,921	73,656
Net operating income	$30,337	$34,127	$27,111	$7,080	$7,042	105,697
Interest						(51,307)
Depreciation/amortization						(42,276)
Administrative, advisory and trustee fees						(3,906)
Other expenses						(1,157)
Other income						688
Gain on sale of other investments						54
Net income						$7,793